                                                                Exhibit 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, used to register 60,000,000 shares of common stock and $10,000,000 aggregate amount of deferred compensation obligations of Sara Lee Corporation, of our report dated July 27, 1998, included in Sara Lee Corporation's Annual Report on Form 10-K for the fiscal year ended June 27, 1998 and to all references to our firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP


Chicago, Illinois
February 4, 1999